Exhibit 10.1
                                                               Execution Version


                                VOTING AGREEMENT

         This Voting Agreement ("Agreement") is made and entered into as of March 8, 2007, by and between Catalina Marketing Corporation, a Delaware corporation (the "Company"), and the undersigned stockholder ("Stockholder") in the Company. Certain capitalized terms used in this Agreement are defined in
Section 6 hereof and certain other capitalized terms used in this Agreement that are not defined herein shall have the meaning given to such terms in the Merger Agreement (as defined below).

                                    RECITALS

         WHEREAS, Stockholder is the holder of record and/or the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of Company Common Stock;

         WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and CMC Holdings LLC, a Delaware limited liability company ("Parent"), and Catalina Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement of Merger (the "Merger Agreement") which provides, upon the terms and subject to the conditions set forth therein, for the merger of Merger Sub with and into the Company (the "Merger"); and

         WHEREAS, as a condition and inducement to the Company's willingness to enter into the Merger Agreement, the Stockholders have agreed to execute and deliver this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, agree as follows:

         1. Agreement to Vote Subject Securities. Prior to the Termination Date, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, the Stockholder shall vote or cause to be voted the Subject Securities: (a) in favor of approval and adoption of (i) the Merger Agreement including, without limitation, the Merger Consideration, (ii) the Merger, and (iii) any other matter contemplated under the Merger Agreement or that could reasonably be expected to facilitate the Merger that is put to a vote of the stockholders of the Company; (b) in the event that the Company receives a Superior Offer prior to obtaining the Required Stockholder Vote in connection with the Merger Agreement and the Merger, in favor of such Superior Offer if recommended to the holders of the Company Common Stock by action of the Company Board or a duly constituted committee thereof ("Board Action") and, as recommended by Board Action, any other matter with respect to such Superior Offer that is put to a vote of the stockholders of the Company; and (c) other than in connection with a Superior Offer recommended to the stockholders of the Company by Board Action, against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in



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any of the conditions to the consummation of the Merger under the Merger
Agreement not being fulfilled or which would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement.

         2. Agreement to Retain Subject Securities.

         (a) Restriction on Transfer. During the period from the date of this Agreement through the Termination Date, the Stockholders shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected.

         (b) Restriction on Transfer of Voting Rights. During the period from the date of this Agreement through the Termination Date, the Stockholders shall ensure that, without the Company's prior written consent: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy (other than a proxy solicited by the Company Board to vote in accordance with Section 1 hereof (a "Proxy")) is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

         3. Representations, Warranties and Covenants of the Stockholders. Each Stockholder, as to itself, hereby represents and warrants to the Company as follows:

         (a) Due Authorization, Etc. All consents, approvals, authorizations and orders necessary for the execution and delivery by Stockholder of this Agreement have been obtained, and Stockholder has all legal capacity, full right, power and authority to enter into this Agreement, and perform Stockholder's obligations hereunder. This Agreement has been duly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity.

         (b) No Conflict. The execution and delivery of this Agreement by Stockholder does not, and the performance of and under this Agreement by Stockholder will not (i) conflict with or violate any Legal Requirement applicable to the Subject Securities held by Stockholder (ii) result in, give rise to or constitute a violation or breach of or a default (or any event which with notice or lapse of time or both would become a violation, breach or default) under any of the terms of any understanding, agreement or other instrument or obligation to which Stockholder is a party or by which Stockholder or any of the Subject Securities may be bound.

        (c) Title to Securities. As of the date of this Agreement: (a) Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock set forth under the headings "Shares Held of Record" on the signature page hereof; (b) Stockholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (c) Stockholder and its Affiliates do not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.


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         (d) Reliance by the Company. Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Stockholder, the performance by Stockholder of its obligations hereunder and the compliance by Stockholder with the terms hereof.

         4. Additional Covenants of the Stockholder.

         (a) Further Assurances. From time to time and without additional consideration, Stockholder shall (at Stockholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional instruments, and shall (at Stockholder's sole expense) take such further actions, as the Company may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

         (b) Appraisal Rights. Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger or the adoption of the Merger Agreement that it may have under applicable law and shall not permit any such rights of appraisal or rights of dissent to be exercised with respect to the Subject Securities.

         5. Certain Definitions. For purposes of this Agreement,

         (a) "Company Common Stock" means the common stock, $.01 par value per share, of the Company.

         (b) Each Stockholder is deemed to "Own" or to have acquired "Ownership" of a security if such Stockholder is the "beneficial owner" of such security within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

         (c) "Subject Securities" means: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Termination Date.

         (d) "Termination Date" means the earliest to occur of the date (i) the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, (ii) upon which a transaction involving a Superior Offer is consummated, (iii) the Merger Agreement terminates in accordance with its terms, provided, however, that no Acquisition Proposal which could reasonably be expected to lead to a Superior Offer is then outstanding, or (iv) December 28, 2007.

         (e) A Person is deemed to have effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, tenders, assigns, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than the Company;
(ii) enters into an agreement or commitment contemplating the possible sale of, tender of, assignment of, pledge of, encumbrance of, grant of an option with respect to, transfer


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of or disposition of such security or any interest therein to any Person other than the Company; or (iii) reduces such Person's beneficial ownership of, interest in or risk relating to such security.

         6. Miscellaneous.

         (a) Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and its respective successors and assigns, and shall inure to the benefit of the Company and its successors and assigns. Nothing in this Agreement is intended to confer on any Person (other than the Company and its successors and assigns) any rights or remedies of any nature.

         (b) Fees and Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the cost or expense whether or not the Merger is consummated.

         (c) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached and in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement, the Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

         (d) Waiver. No failure on the part of the Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Company shall not be deemed to have waived any claim available to the Company arising out of this Agreement, or any power, right, privilege or remedy of the Company under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Company; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         (e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) on the date of confirmation of receipt (or the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice:


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         if to the Company:

                  Catalina Marketing Corporation
                  200 Carillon Parkway
                  St. Petersburg, FL 33716
                  Attention: L. Dick Buell, Chief Executive Officer Facsimile No: (813) 805-6303

         with a copy (which copy shall not constitute notice) to:

                  Paul, Hastings, Janofsky & Walker LLP
                  75 East 55th Street
                  New York, NY 10022-3205
                  Attention:  Barry A. Brooks
                  Facsimile No:  (212) 230-7777


         if to the Stockholder:

                  ValueAct Capital Master Fund, L.P.
                  435 Pacific Avenue, 4th Floor
                  San Francisco, CA 94133
                  Attention:  Allison Bennington, General Counsel
                  Facsimile No:  (415) 362-5727


         with a copy to (which copy shall not constitute notice) to:

                  Dechert LLP
                  Cira Centre
                  2929 Arch Street
                  Philadelphia, PA 19104-2808
                  Attention:  Christopher G. Karras
                  Facsimile No:  (215) 655-2412


         (f) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to conflict of laws principles). Each party to this Agreement hereby irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement shall be brought in federal or state courts of the State of Delaware and each party hereto agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, or the subject matter hereof or thereof may not be enforced in or by such court.


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Each party hereto further and irrevocably submits to the jurisdiction of such court in any action, suit or proceeding.

         (g) Counterparts. This Agreement may be executed and delivered (including by facsimile) in separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

         (h) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.



                            [SIGNATURE PAGES FOLLOW]


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.



                                   CATALINA MARKETING CORPORATION:


                                   By: /s/ L. Dick Buell
                                       --------------------------------
                                   Name: L. Dick Buell
                                         ------------------------------
                                   Title: Chief Executive Officer
                                          -----------------------------

                                   Address for notices:



                    [SIGNATURES CONTINUED ON FOLLOWING PAGES]

                                   STOCKHOLDER:

                                   VALUEACT CAPITAL MASTER FUND L.P.

                                   BY:  VA PARTNERS, L.L.C., ITS GENERAL PARTNER

                                        BY: /s/ George F. Hamel, Jr.
                                            ------------------------------
                                            Name: George F. Hamel, Jr.
                                            Title: Managing Member





                       Shares of Company         Additional Securities
                         Common Stock             Beneficially Owned
                         Held of Record
                               0                      7.246.100